Exhibit 99.1

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.

MAN SANG INTERNATIONAL LIMITED
(Incorporated in Bermuda with limited liability)

(Stock Code: 0938)

PLACING AND SUBSCRIPTION
AND
RESUMPTION OF TRADING

Sole Bookrunner and Placing Agent

ICEA Securities Limited

On July 10, 2007, the Vendor entered into the Placing Agreement and the Subscription Agreement with the Placing Agent and the Company respectively. Pursuant to the Placing Agreement, the Vendor agreed to place, through the Placing Agent, an aggregate of 200,000,000 existing Shares, on a best effort basis, to not less than 6 Placees who and whose ultimate beneficial owners will be third parties independent from (i) the Vendor and its associates; and (ii) the Company and its associates and connected persons, at a price of HK$1.48 per Placing Share. Pursuant to the Subscription Agreement, the Vendor conditionally agreed to subscribe for 200,000,000 Subscription Shares at a price of HK$1.48 per Subscription Share.

The Placing Price (or the Subscription Price) of HK$1.48 represents (i) a discount of approximately 7.5% to the closing price of HK$1.60 per Share as quoted on the Stock Exchange on the Last Trading Date; (ii) a discount of approximately 2.63% to the average closing price per Share of approximately HK$1.52 as quoted on the Stock Exchange for the last five consecutive trading days up to and including the Last Trading Date; and (iii) a discount of approximately 4.51% to the average closing price per Share of approximately HK$1.55 as quoted on the Stock Exchange for the last ten consecutive trading days up to and including the Last Trading Date.

The Placing Shares (or the Subscription Shares) represent (i) approximately 19.93% of the existing issued share capital of the Company of 1,003,740,207 Shares as at the date of this announcement; and (ii) approximately 16.61% of the issued share capital of the Company of 1,203,740,207 Shares as enlarged by the Subscription.

The Subscription Agreement is conditional upon (i) the Listing Committee of the Stock Exchange granting the listing of, and permission to deal in, the Subscription Shares; (ii) completion of the Placing Agreement; (iii) the Company obtaining all consents and approvals from the relevant authorities, if applicable, to allot and issue the Subscription Shares.

The gross proceeds from the Subscription will be approximately HK$296,000,000. The net proceeds of approximately HK$289,080,000 from the Subscription is intended to be used for general working capital of the Group.

RESUMPTION OF TRADING

At the request of the Company, trading in the Shares on the Stock Exchange has been suspended from 10:19 a.m. on July 10, 2007 pending the release of this announcement. Application has been made to the Stock Exchange for the resumption of trading in the Shares on the Stock Exchange from 9:30 a.m. on July 11, 2007.

THE PLACING AGREEMENT

Date

July 10, 2007

Parties Involved

The Placing Agent and the Vendor

Placing Agent

The Placing Agent will receive a placing commission of 2% on the gross proceeds of the Placing, which was arrived at after arm’s length negotiation between the Company and the Placing Agent with reference to the market rate.

To the best of the knowledge, information and belief of the Directors, having made all reasonable enquiries, the Placing Agent and its ultimate beneficial owners are independent of and not connected with (i) the Vendor and its associates; and (ii) the Company and its associates and connected persons.

Placees

The Placing Agent agreed to place the Placing Shares on a best effort basis, to not less than 6 Placees who and whose ultimate beneficial owners will be third parties independent from (i) the Vendor and its associates; and (ii) the Company and its associates and connected persons. Immediately after the completion of the Placing, none of the Placees will become a Substantial Shareholder of the Company.

Placing Price

The Placing Price of HK$1.48 represents (i) a discount of approximately 7.5% to the closing price of HK$1.60 per Share as quoted on the Stock Exchange on the Last Trading Date; (ii) a discount of approximately 2.63% to the average closing price per Share of approximately HK$1.52 as quoted on the Stock Exchange for the last five consecutive trading days up to and including the Last Trading Date; and (iii) a discount of approximately 4.51% to the average closing price per Share of approximately HK$1.55 as quoted on the Stock Exchange for the last ten consecutive trading days up to and including the Last Trading Date.

The Placing Price was determined with reference to the prevailing market price of the Shares and was negotiated on an arm’s length basis between the Company and the Placing Agent on July 10, 2007. The Directors (including the independent non-executive Directors) consider that the terms of the Placing, including the placing commission, are fair and reasonable and in the interests of the Company and the Shareholders as a whole.

The net Placing Price, after deduction of placing commission and all other fees and expenses, is approximately HK$1.45.

The Placing Shares

The 200,000,000 Placing Shares represent (i) approximately 19.93% of the existing issued share capital of the Company of 1,003,740,207 Shares as at the date of this announcement; and (ii) approximately 16.61% of the issued share capital of the Company of 1,203,740,207 Shares as enlarged by the Subscription.

Ranking of the Placing Shares

The Placing Shares rank pari passu among themselves and with Shares in issue as at the date of this announcement.

Completion

The Placing Agreement is unconditional and is expected to complete 2 Business Days after resumption of trading in the Shares on the Stock Exchange.

THE SUBSCRIPTION AGREEMENT

Date

July 10, 2007

Parties Involved

The Company and the Vendor

The Subscription Price

The Subscription Price is HK$1.48 per Subscription Share. The Subscription Price represents (i) a discount of approximately 7.5% to the closing price of HK$1.6 per Share as quoted on the Stock Exchange on the Last Trading Date; (ii) a discount of approximately 2.63% to the average closing price per Share of approximately HK$1.52 as quoted on the Stock Exchange for the last five consecutive trading days up to and including the Last Trading Date; and (iii) a discount of approximately 4.51% to the average closing price per Share of approximately HK$1.55 as quoted on the Stock Exchange for the last ten consecutive trading days up to and including the Last Trading Date.

The Subscription Price was determined after arm’s length negotiation between the Company and the Vendor with reference to market practice and business terms.

The net Subscription Price, after deduction of fees and expenses, is approximately HK$1.45.

Number of Subscription Shares

The number of Subscription Shares is equivalent to the number of Placing Shares, being 200,000,000, representing (i) 19.93% of the existing issued share capital of the Company of 1,003,740,207 Shares as at the date of this announcement; and (ii) approximately 16.61% of the issued share capital of the Company of 1,203,740,207 Shares as enlarged by the Subscription.

Ranking of the Subscription Shares

The Subscription Shares, when issued and fully paid, will rank pari passu among themselves and with Shares in issue at the time of issue and allotment of the Subscription Shares.

The Subscription Shares

The Subscription Shares will be issued under the General Mandate to allot, issue and deal with Shares granted to the Directors by resolution of the Shareholders passed at the 2006 AGM. Up to the date of this announcement, no Shares has been issued under the General Mandate and the total number of new Shares that can be alloted and issued under the General Mandate is therefore 200,148,040 Shares.

Conditions of the Subscription Agreement

The Subscription Agreement is conditional upon:

(i)	the Listing Committee of the Stock Exchange granting the listing of, and permission to deal in, the Subscription Shares;
(ii)	completion of the Placing Agreement;
(iii)	the Company obtaining all consents and approvals from the relevant authorities, if applicable, to allot and issue the Subscription Shares.

Completion

Under Rule 14A.31(3)(d) of the Listing Rules, the Subscription must be completed within 14 days from the date of the Placing Agreement, that is, on or before July 23, 2007.

In the event that the conditions to the Subscription Agreement are not fulfilled by July 23, 2007, the Subscription Agreement shall terminate unless the Company and the Vendor elect, subject to compliance with all requirements in relation to connected transaction under the Listing Rules (including the Shareholders’ approval) to postpone completion of the Subscription to a later date to be agreed between the Company and the Vendor.

REASONS FOR THE PLACING

The Directors consider various ways of raising funds and consider that the Placing and Subscription represent an opportunity to raise capital for the Company while broadening the Shareholder base and capital base of the Company by the introduction of institutional investors. Accordingly, the Directors (including the independent non-executive Directors) consider the Placing Agreement and the Subscription Agreement are in the interests of the Company and the Shareholders as a whole.

USE OF PROCEEDS

The gross proceeds from the Subscription will be approximately HK$296,000,000. The net proceeds of approximately HK$289,080,000 from the Subscription is intended to be used for general working capital of the Group. The estimated expense of approximately HK$6,920,000 in relation to Placing, in particular the placing commission, stamp duty, SFC transaction levy, Stock Exchange trading fee, printing and publishing costs and legal fees, will be borne by the Company.

FUND RAISING ACTIVITIES IN THE PAST TWELVE MONTHS

The Company has not engaged in any fund raising activities in the past twelve months.

EFFECTS ON SHAREHOLDING STRUCTURE

The Vendor is wholly-owned by Man Sang Holdings, Inc. which in turn is owned as to 53.86% by companies controlled by Mr. Cheng Chung Hing and Mr. Cheng Tai Po, who are both directors of the Company. The Vendor, Mr. Cheng Chung Hing and Mr. Cheng Tai Po are therefore parties acting in concert and together hold 677,317,453 Shares (representing approximately 67%) of the issued Shares on the date of the Placing Agreement. After completion of the Placing Agreement and the Subscription Agreement, the Vendor, together with parties acting in concert with it, will hold 677,317,453 Shares, representing 56% of the enlarged share capital of the Company.

	As at the date of this		Immediately after Placing but
	announcement		before Subscription		Immediately after Subscription
		Approximate		Approximate		Approximate
Shareholders	Shares	%	Shares	%	Shares	%

Man Sang International
(B.V.I.) Limited	494,406,000	49.26%	294,406,000	29.33%	494,406,000	41.07%
Cheng Chung Hing	106,825,273	10.64%	106,825,273	10.64%	106,825,273	8.88%
Cheng Tai Po	76,086,180	7.58%	76,086,180	7.58%	76,086,180	6.32%
Placees	—	—	200,000,000	19.93%	200,000,000	16.61%
Other public shareholders	326,422,754	32.52%	326,422,754	32.52%	326,422,754	27.12%
Total	1,003,740,207	100.00%	1,003,740,207	100%	1,203,740,207	100%

GENERAL

The Group is principally engaged in the purchasing, processing, assembling, merchandising and wholesale distribution of pearls, pearl and non-pearl jewellery products.

The existing authorised share capital of the Company consist of 1,500,000,000 Shares out of which 1,003,740,207 are issued and fully paid. As at the date of this announcement, there are 60,000,000 outstanding options.

Application will be made by the Company to the Listing Committee of the Stock Exchange for grant of the listing of, and permission to deal in, the Subscription Shares.

RESUMPTION OF TRADING

At the request of the Company, trading in the Shares on the Stock Exchange has been suspended from 10:19 a.m. on July 10, 2007 pending the release of this announcement. Application has been made to the Stock Exchange for the resumption of trading in the Shares on the Stock Exchange from 9:30 a.m. on July 11, 2007.

TERMS AND DEFINITIONS

“2006 AGM”	the annual general meeting of the Company held on August 3, 2006

“associates”	has the meaning ascribed thereto under the Listing Rules

“Board”	the Board of Directors

“Business Day(s)”	means any day (excluding a Saturday) on which banks generally are open for business in Hong Kong

“Company”	Man Sang International Limited, a company incorporated in Bermuda with limited liability

“connected person(s)”	has the meaning ascribed thereto under the Listing Rules

“Director(s)”	director(s) of the Company

“General Mandate”	the mandate granted to the Directors by the Shareholders at the 2006 AGM to allot, issue and deal with up to 20% of the then issued share capital of the Company as at the date of the AGM

“Group”	the Company and its subsidiaries

“Hong Kong”	Hong Kong Special Administrative Region of the PRC

“Last Trading Date”	July 10, 2007, being the last trading day for the Shares before this announcement

“Listing Rules”	the Rules Governing the Listing of Securities on the Stock Exchange

“Placee(s)”	any institutional or other professional investor(s) or any of their respective subsidiaries or associates procured by the Placing Agent to subscribe for any of the Placing Shares pursuant to the Placing Agent’s obligation under the Placing Agreement

“Placing”	the placing of 200,000,000 existing Shares beneficially owned by the Vendor pursuant to the terms of the Placing Agreement

“Placing Agent”	ICEA Securities Limited, a licensed corporation under the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) to carry on Type 1 (dealing in securities).

“Placing Agreement”	the placing agreement between the Vendor and the Placing Agent dated July 10, 2007 in relation to the Placing

“Placing Price”	HK$1.48 per Placing Share

“Placing Shares”	an aggregate of 200,000,000 existing Shares beneficially owned by the Vendor and to be placed pursuant to the Placing Agreement

“PRC”	The People’s Republic of China

“Shareholders”	holder(s) of the Share(s)

“Share(s)”	ordinary share(s) of HK$0.10 each in the capital of the Company

“Stock Exchange”	The Stock Exchange of Hong Kong Limited

“Subscription”	the subscription of 200,000,000 new Shares pursuant to the terms of the Subscription Agreement

“Subscription Agreement”	the subscription agreement between the Vendor and the Company dated July 10, 2007 in relation to the Subscription

“Subscription Price”	HK$1.48 per Subscription Share

“Subscription Share(s)”	a total of 200,000,000 new Shares to be subscribed for by the Vendor pursuant to the Subscription Agreement

“Substantial Shareholder”	has the meaning ascribed thereto under the Listing Rules

“trading day(s)”	has the meaning ascribed thereto under the Listing Rules

“Vendor”	Man Sang International (B.V.I.) Limited, a company incorporated in the British Virgin Islands with limited liability

“HK$”	Hong Kong dollars, the lawful currency of Hong Kong

“%”	per cent.

By order of the Board
Man Sang International Limited
Pak Wai Keung, Martin
Company Secretary

Hong Kong, July 10, 2007.

As at the date of this announcement, the Board comprises Mr. Cheng Chung Hing, Mr. Cheng Tai Po and Miss Yan Sau Man, Amy as executive directors; Mr. Lee Kang Bor, Thomas, Mr. Kiu Wai Ming, Kenneth and Mr. Lau Chi Wah, Alex as independent non-executive directors.